EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT ("Agreement") is entered into on February 14, 2008, by and between Michael Friess and Sanford Schwartz, Colorado residents ("Buyers"), and Aladdin International, Inc., a Minnesota corporation (the "Company").

RECITALS

A.

The Company has determined that it is in the Company and its shareholders' best interests to (i) sell the Company's real estate in Edina, Minnesota (the "Real Estate") and distribute the net proceeds of the sale, less distribution expenses, to the Company's current shareholders, and (ii) sell l,819,374 shares of the Company's common stock (the "Shares") to each of the Buyers for a purchase price of $10,000 for each (3,638,748 shares and $20,000 in the aggregate), such proceeds to be used to complete an audit of the Company/s financial statements and the cost of registering the Company's common stock pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

B.

The Company desires to sell and Buyers desire to purchase the Shares, all subject to the terms and conditions contained in this Agreement.

AGREEMENT

In consideration of the above recitals and the promises set forth in this Agreement, the parties agree as follows:

1.

Purchase and Sale. On the date hereof, Buyers agree to purchase, and the Company agrees to sell, issue and deliver to Buyers, the Shares.

2.

Price and Payment. As part payment for the Shares, each Buyer will deliver to the Company, (i) upon the execution and delivery of this Agreement, the sum of $5,000, payable by check or any other form of payment acceptable to the Company, and (ii) upon the closing of the sale by the Company of the Real Estate and the appointment of the Buyers to the Company's Board of Directors, the sum of $5,000 (the remaining portion of the purchase price for the Shares being purchased by each Buyer), payable by check or any other form of payment acceptable to the Company. The Company will deliver to each Buyer a certificate for the Shares being purchased immediately following the payment of the full purchase price for the Shares.

3.

Dividend. The Company and Buyers agree that a dividend of substantially all of the cash assets of the Company after the sale of the real estate will be declared and paid to shareholders of record prior to the issuance of the Shares to the Buyers.

4.

Representations and Warranties.

4.1

The Company has full right and authority to sell the Shares to Buyers;

4.2

Upon execution and delivery of this Agreement, the Company will engage its independent auditors to complete the audit of the Company' s financial statements which will be required to be included as part of the registration statement the Company intends to file to register it shares of common stock pursuant to Section 12(g) of the Exchange Act;

4.3

The Company has full right and authority to sell the Real Estate and has secured all approvals required to sell the Real Estate and will use its reasonable best efforts to sell the Real Estate and distribute the net proceeds thereof, less costs of distribution, to its current shareholders as soon as possible;

4.4

The Company will not issue, or agree to issue, any additional shares of its capital stock or incur any indebtedness without the prior written consent of the Buyers;

4.5

The Company's current capitalization consists solely of 909,687 shares of issued and outstanding common stock and the Company has no outstanding options or commitments to sell any additional shares of capital stock and has no outstanding indebtedness other than as set forth on Schedule I of this Agreement;

4.6

Upon issuance of the Shares, each Buyer will own forty percent (40%) of the Company's then issued and outstanding shares of common stock;

4.7

Upon the closing of the sale of the Real Estate, cause each of the Buyers to be elected to and the current directors to resign from the Company's Board of Directors; and

4.8

In the event that the Company has not sold the Real Estate by June 30, 2008, at the Buyers' written request, the Company shall refund and return to each of the Buyers the full amount they have previously paid for the Shares in accordance with the terms of this Agreement and this Agreement shall be terminated and of no further force and effect.

5.

Investment Representation. Each of the Buyers acknowledges and represents as follows:

5.1

He has been given access to full and complete information regarding the Company and has utilized such access to his satisfaction for the purpose of obtaining information regarding the Company, and, particularly, he has met with or been given reasonable opportunity to meet with representatives of the Company for the purpose of obtaining all information concerning the Company that he deems necessary to make an informed investment decision.

5.2

He is in a financial position to hold the Shares for an indefinite period of time and is able to bear the economic risk and withstand a complete loss of his investment in the Shares.

5.3

He has such knowledge and experience in financial and business matters that he is capable of reading and interpreting financial statements and evaluating the merits and risks of the prospective investment in the Shares.

5.4

He has obtained, to the extent he deems necessary, professional investment advice with respect to the risks inherent in an investment in the Shares, and the suitability of an investment in the Shares in light of his financial condition and investment needs.

5.5

He believes that the investment in the Shares is suitable for him based upon the his investment objectives and financial needs, and he has adequate means for providing for his current financial needs and personal contingencies and has no need for liquidity of investment with respect to the Shares.

5.6

He recognizes that an investment in the Shares is highly speculative and involves a high degree of risk, including, but not limited to, the risk of economic losses from operations of the Company and the loss of his entire investment in the Company.

5.7

He understands that the Company makes no assurances whatsoever concerning the present or prospective value of the Shares.

5.8

He understands that there are substantial restrictions on the transfer of the Shares and, accordingly, he may not be able to liquidate an investment in the Shares for an indefinite period.

5.9

The Shares are being acquired for his own account and for investment, he has made no agreement with others regarding the Shares, and his financial condition is such that it is not likely that it will be necessary to dispose of the Shares in the foreseeable future.

5.10

He is an accredited investor as defined in the rules under the Act (defined below) and a bona fide resident ot: and is domiciled in and received the offer and made the decision to invest in the Shares in, the state of Colorado.

6.

No Registration Under the Securities Laws. Buyers have been advised that the Shares are not being registered under the Securities Act of 1933, as amended (the "Act") or state securities laws pursuant to exemptions from the Act and such laws, and that the Company's reliance upon such exemptions is predicated in part on the representations of Buyers contained herein.

7.

Miscellaneous.  No amendment to this Agreement or waiver of the rights or obligations of the parties shall be effective unless in writing signed by the parties. This Agreement is governed by the laws of the State of Minnesota without regard to conflicts of laws·principles. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. Any notices, consents or other communications pursuant to this Agreement must be in writing and delivered by first class mail, courier or facsimile (with written confirmation of receipt) to the address of the recipient party set forth under its signature (or to such other address provided by such notice). This Agreement contains the entire agreement and understanding of the parties concerning the subject matter of this Agreement and supersedes any prior agreements or representations, whether oral or written.  This Agreement may be signed by facsimile and in counterparts. The representations and warranties contained in this Agreement will survive the execution and delivery of this Agreement. This Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors and assigns.

The parties have executed this Agreement as of the date first written above.

THE COMPANY:

ALADDIN INTERNATION, INC.

By	/s/ Jan F. Ebbert
Its	President

BUYERS:

/s/ Michael Friess
Michael Friess
5353 Manhattan Circle
Suite 101
Boulder, CO 80303

/s/ Sanford Schwartz
Sanford Schwartz
5353 Manhattan Circle
Suite 101
Boulder, CO 80303

SCHEDULE I

Current Indebtedness. The Company's current debt, as of the date of this agreement, consists of accrued income taxes for 2006 and 2007.